Exhibit 99

News Release

Contact:	Sandi Noah	Paul DeSantis
	Communications	Chet Fox
	(216) 682-7011	Investor Relations
	sandi.noah@omnova.com	(216) 682-7003

OMNOVA Solutions Continues Year-Over-Year Earnings Growth
and Cash Generation in 2016 Fourth Quarter

BEACHWOOD, OHIO, February 1, 2017 -
Fourth Quarter 2016 Highlights

•
Loss Per Share (EPS) in the fourth quarter of 2016 was $0.25, compared to a loss of $0.43 in the 2015 fourth quarter. Adjusted Diluted Earnings Per Share (Adjusted EPS) in the fourth quarter of 2016 expanded to $0.14, compared to $0.13 in the prior year period, marking the seventh consecutive quarter of year-over-year improvement.

•
Performance Chemicals’ segment operating profit for the quarter was $13.5 million, compared with a loss of $11.5 million in the 2015 fourth quarter. Adjusted Segment Operating Profit rose 3.5%, to $14.7 million. (See Tables A and B.) This was Performance Chemicals' seventh consecutive quarter of year-over-year improvement in Adjusted Segment Operating Profit.

•	Volume in the quarter for Performance Chemicals’ specialty businesses was up 4.8%, the second quarter in a row of year-over-year specialty volume improvement.

•
Strong earnings and cash flow led to the continued reduction in net leverage as net debt-to-trailing twelve month Adjusted EBITDA improved to 3.5x, compared to 3.9x at the end of last year’s fourth quarter. (See Tables E and F.)

•	For the full year 2016, EPS was a loss of $0.01, compared to a loss of $0.39 last year. For the full year 2016, Adjusted EPS was $0.50, up 39% from last year’s $0.36.

•	On December 1, 2016, Anne Noonan was appointed President and Chief Executive Officer of OMNOVA Solutions.

- more -

OMNOVA Page 2

OMNOVA Solutions Inc. (NYSE: OMN) today announced Adjusted EPS increased to $0.14 for the fourth quarter of 2016, versus $0.13 for the fourth quarter of 2015. The Company reported a loss of $0.25 EPS for the fourth quarter ended November 30, 2016, compared to a loss of $0.43 EPS last year. The loss during the fourth quarter of 2016 was driven primarily by $10.7 million of impairment and restructuring charges. Restructuring charges in the fourth quarter of 2015 were approximately $20.4 million.
“I am excited to assume the role of President and CEO and want to thank Kevin McMullen for his 16 years of leadership of OMNOVA Solutions,” said Anne Noonan. “We have a strong foundation of innovation, market focus and passion for the customer at OMNOVA. Leveraging these strengths, in addition to continued focus on commercial and operational excellence, will drive growth in our specialty businesses, and margin expansion and cash contribution from our more mature businesses.
“Performance Chemicals recorded the second consecutive quarter of year-over-year volume growth in its specialty businesses. The volume growth in the fourth quarter was broad based among our specialty markets including coatings, adhesives, sealants and elastomers (C.A.S.E.), as well as nonwovens and oil & gas additives,” said Noonan. “Additionally, the contribution to profit from our Performance Materials businesses again increased year-over-year, reflecting the Company’s margin improvement initiatives.
“Innovation excellence initiatives in Performance Chemicals delivered a 27% new product vitality index in the fourth quarter - defined as the percent of total sales from new products introduced in the last five years. At the same time, the innovation pipeline has been transformed, with new, higher value products generating approximately 16% operating profit margins versus single digit margins in 2015,” said Noonan.

- more -

OMNOVA Page 3

“Engineered Surfaces’ profitability was below last year primarily as a result of sales shortfalls in China automotive coated fabrics,” Noonan continued. "However, we were encouraged to see shipments to luxury vinyl tile customers begin to ramp up in the quarter as anticipated. Additionally, the RV market continued to be strong, and we saw good growth in the kitchen & bath market.
“Overall, we are encouraged by the seventh consecutive quarter of year-over-year improvement in Adjusted EPS, the steady growth in key specialty businesses, and the improvement in our balance sheet. We believe this performance is indicative of momentum in executing our strategy, as we continue to take action to consistently grow our specialty businesses and enhance shareholder returns,” Noonan said.
Consolidated Results for the Fourth Quarter of Fiscal 2016
Net sales for the fourth quarter decreased $13.0 million, or 6.5%, to $187.0 million. The largest contributor to the sales decline was $5.8 million, or 2.9%, from the divestiture of the non-strategic, break-even operation in India in February 2016. Excluding this divestiture, sales would have been down $7.2 million, or 3.6%. Volume declined $7.3 million, or 3.7%, primarily related to Chinese coated fabrics and unfavorable conditions in the paper and carpet markets, partially offset by improved volumes in the Performance Chemicals specialty businesses. Pricing improved by $1.0 million, or 0.5%. Unfavorable currency translation reduced sales by $0.9 million, or 0.4%, primarily from the euro.
Gross profit in the fourth quarter of 2016 was up 240 basis points and $1.3 million to $49.1 million, or 26.3% of net sales, compared to $47.8 million, or 23.9% of net sales, last year. Driving this increase were results from cost reduction initiatives, mix improvement from favorable volume in higher-margin businesses, and pricing actions, partially offset by the volume declines.

- more -

OMNOVA Page 4

SG&A in the fourth quarter improved slightly to $27.5 million, from $27.6 million last year, primarily reflecting the favorable impact from the cost reduction initiatives, partially offset by increased incentive and variable deferred compensation expense.
Interest expense was $7.3 million, a year-over-year improvement of $0.5 million, reflecting lower interest rates from the third quarter 2016 refinancing. The current and prior year results include costs of $2.0 million and $1.0 million, respectively, for early debt retirements and refinancing.
Other (income) expense, net, was expense of $0.1 million, compared to $2.0 million in the fourth quarter of last year. Included in the 2015 results were expenses of $2.8 million related to an environmental provision.
Income tax was an expense of $4.9 million in the fourth quarter of 2016, compared to a benefit of $1.3 million in the fourth quarter of 2015. The tax expense in the fourth quarter of 2016 was due primarily to the payment of a foreign intercompany dividend, which is not deductible for U.S. tax purposes, and a tax provision for newly enacted French tax laws. Cash tax payments were minimal as the Company has approximately $92.0 million of U.S. federal net operating loss carryforwards and $108.7 million of state and local tax net operating loss carryforwards.
Cash provided by operations in the fourth quarter of 2016 was $9.7 million, compared to $5.9 million last year. The year-over-year increase was driven by higher earnings and improved working capital management. Working capital improved by 1.6 days at quarter-end to 59.1 days, compared with 60.7 days last year. Adjusted net leverage improved to 3.5x compared to 3.9x last year. (See Tables E and F).

- more -

OMNOVA Page 5

Performance Chemicals Segment Results
Net sales for the Performance Chemicals segment during the fourth quarter of 2016 decreased $7.8 million, or 5.5%, to $133.3 million. The largest contributor to the sales decline was $5.8 million, or 4.1%, from the divestiture of the Company’s non-strategic operation in India in the first quarter of 2016.
Specialty Chemicals sales increased $1.7 million, or 2.7%, to $64.7 million. The improvement was driven by volume increases of $3.0 million, or 4.8%. Partially offsetting the increase was $0.5 million, or 0.8%, in reduced sales from the divestiture of the Company's Indian operation, and $0.3 million, or 0.5%, of reductions in pricing from lower raw material costs. Foreign currency translation had a negative impact of $0.5 million, or 0.8%.
Performance Materials sales decreased $9.5 million, or 12.2%, to $68.6 million. The primary driver of the decrease was the divestiture of the Company’s Indian operation, which resulted in $5.3 million, or 6.8%, in reduced sales versus the fourth quarter of last year. Lower volume accounted for $5.7 million, or 7.3%, of the decrease as declines in paper and carpet markets were partially offset by increased volume in tire cord and reinforcing resins. Pricing increased $2.1 million, or 2.7%, year-over-year. Foreign currency translation had a negative impact of $0.6 million, or 0.8%. Performance Materials recorded the sixth consecutive quarter of year-over-year contribution to profit improvement.
Segment operating profit for the quarter was $13.5 million, compared with a loss of $11.5 million last year. Adjusted Segment Operating Profit rose 3.5% to $14.7 million. (See Tables A and B.) This was Performance Chemicals' seventh consecutive quarter of year-over-year improvement in Adjusted Segment Operating Profit, driven by volume growth in the high margin specialty businesses and the impact of effective operational excellence programs. The segment

- more -

OMNOVA Page 6

also recorded a favorable net inventory valuation adjustment during the quarter of $0.6 million, compared to an unfavorable net inventory valuation adjustment of $1.0 million last year.
Engineered Surfaces Segment Results
Net sales for the Engineered Surfaces segment during the fourth quarter of 2016 decreased $5.2 million, or 8.8%, to $53.7 million, compared with $58.9 last year. Volume declined by $4.6 million, or 7.8%, pricing was unfavorable by $0.8 million, or 1.4%, and foreign currency translation was favorable by $0.2 million, or 0.4%.
Laminates and Performance Films sales were $36.7 million in the fourth quarter of 2016, a decrease of $0.3 million year-over-year. The overall decline was due to the continued delay in timing of laminate sales for customer refurbishment projects in retail store fixtures. During the quarter, sales to flooring manufacturers for luxury vinyl tile applications began to ramp up. Sales were also up in several key markets including recreational vehicles, kitchen & bath and food service.
Global Coated Fabrics sales were $17.0 million in the fourth quarter of 2016, down $4.9 million from last year. The decline was due primarily to lower sales into the China automotive market. The Company is focused on improving performance in this market through commercial and operational excellence to leverage its assets and current portfolio.
Segment operating loss for the quarter was $1.4 million, compared to earnings of $4.7 million last year. Included in the current quarter is a non-cash impairment charge of $5.4 million related to the Company’s Chinese coated fabrics business. Adjusted Segment Operating Profit was $4.0 million, compared with $6.0 million in the fourth quarter of last year. (See Tables A and B.) The year-over-year decline was due primarily to the lower sales in China coated fabrics, partially offset by the growth in several key markets including recreational vehicles, flooring, kitchen & bath and food service. There was a favorable net inventory valuation adjustment of

- more -

OMNOVA Page 7

$1.3 million for the fourth quarter of fiscal 2016, compared to an unfavorable net inventory valuation adjustment of $0.9 million last year.
Outlook
OMNOVA Solutions continues to make progress implementing its performance improvement strategy. Moving forward, the Company expects growth through the continued introduction of innovative new specialty products and the strengthened capabilities of OMNOVA's commercial team, as well as from margin focus, mix improvement and value pricing.
Further, the Company recently announced its intention to transition to a new reporting structure during the first half of 2017, which is expected to facilitate OMNOVA’s path to a premier, global, innovative, specialty solutions provider. In that announcement, the Company said it intended to establish two new reporting segments: one focused on OMNOVA’s specialty businesses, and a second focused on its more mature businesses. This structure reflects each segment’s unique go-to-market strategies and will be underpinned by a “One OMNOVA” functional support structure. This is intended to reduce complexity and should drive significantly improved performance.
Earnings Conference Call - OMNOVA Solutions has scheduled its Earnings Conference Call for Wednesday, February 1, 2017, at 11:00 a.m. ET. The live audio event will be hosted by OMNOVA Solutions’ President and Chief Executive Officer, Anne Noonan. It is anticipated to be approximately one hour in length and may be accessed by the public from the investor relations section of the Company’s website (www.omnova.com). Webcast attendees will be in a listen-only mode. Following the live webcast, OMNOVA will archive the call on its website until noon ET, February 21, 2017. A telephone replay also will be available beginning at 1:00 p.m. ET on February 1, 2017, and ending at 11:59 p.m. ET on February 21, 2017. To listen

- more -

OMNOVA Page 8

to the telephone replay, callers should dial: (USA) 800-475-6701 or (Int’l) 320-365-3844. The access code is 414718.

- more -

OMNOVA Page 9

OMNOVA SOLUTIONS INC.
Non-GAAP and Other Financial Matters

Reconciliation of Reported Segment Sales and Operating Profit to Net Sales and Net (Loss) Income

	Three Months Ended		Year Ended
	November 30,		November 30,
(Dollars in millions)	2016	2015	2016	2015
Net Sales
Performance Chemicals
Performance Materials	$68.6	$78.1	$284.1	$331.0
Specialty Chemicals	64.7	63.0	264.7	277.1
Total Performance Chemicals	$133.3	$141.1	$548.8	$608.1
Engineered Surfaces
Coated Fabrics	$17.0	$21.9	$71.5	$87.8
Laminates and Performance Films	36.7	37.0	139.6	142.1
Total Engineered Surfaces	53.7	58.9	211.1	229.9
Total Net Sales	$187.0	$200.0	$759.9	$838.0
Segment Operating Profit (Loss)
Performance Chemicals	$13.5	$(11.5)	$55.9	$15.9
Engineered Surfaces	(1.4)	4.7	12.4	18.9
Interest expense	(7.3)	(7.8)	(24.7)	(28.3)
Corporate expense	(4.9)	(5.0)	(25.8)	(23.7)
Corporate severance	(4.9)	—	(4.9)	—
Shareholder activist costs	—	—	—	(1.9)
Operational improvement costs and other	.4	—	.8	(.4)
Asset impairment	—	—	—	(.6)
Debt issuance costs write-off	(1.2)	(.6)	(2.9)	(.6)
Acquisition and integration related expenses	(.5)	—	(.9)	(.4)
(Loss) Income From Continuing Operations Before Income Taxes	(6.3)	(20.2)	9.9	(21.1)
Income tax (expense) benefit	(4.9)	1.3	(10.3)	2.4
(Loss) from continuing operations	(11.2)	(18.9)	(0.4)	(18.7)
Discontinued operations, net of tax	—	—	—	.9
Net (Loss)	$(11.2)	$(18.9)	$(0.4)	$(17.8)
Depreciation and amortization	$7.1	$10.1	$30.6	$34.0
Capital expenditures	$9.1	$8.7	$25.6	$24.0

This Earnings Release includes Adjusted Segment Operating Profit, Adjusted Income From Continuing Operations, Adjusted Diluted Earnings Per Share, Adjusted EBIT, Net Debt and Adjusted EBITDA which are non-GAAP financial measures as defined by the Securities and Exchange Commission. Management reviews the adjusted financial measures in assessing the performance of the business segments and in making decisions regarding the allocation of resources to the business segments. Management also believes that the adjusted information is useful for providing investors with an understanding of the Company’s business and operating performance. Management excludes the items shown in the tables below because management does not consider them to be reflective of normal operations. These adjusted financial measurements are not measurements of financial performance under GAAP and such financial measures should not be considered as an alternative to Segment Operating Profit, Net Income, Diluted Earnings Per Share or other measures of financial performance determined in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Presented on Tables C and D is the Company's Net Leverage Ratio calculation (Net Debt / Adjusted EBITDA). Presented on Table E is the Company's Adjusted Return on Invested Capital calculation (Adjusted Net Operating Profit After Tax / Total Debt and Equity). The tables below provide the reconciliation of these financial measures to the comparable GAAP financial measures.

- more -

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Three Months Ended November 30, 2016

Table A - Reconciliation of Segment Sales and Operating Profit to Adjusted Segment Operating Profit and Adjusted Income from Continuing Operations

(Dollars in millions except per share data)	Performance Chemicals	Engineered Surfaces	Combined	Corporate	Consolidated
Sales	$133.3	$53.7	$187.0	$—	$187.0

Segment Operating Profit / Corporate Expense	$13.5	$(1.4)	$12.1	$(11.1)	$1.0
Interest Expense	—	—	—	(7.3)	(7.3)
Income (Loss) From Continuing Operations Before Income Taxes	$13.5	$(1.4)	$12.1	$(18.4)	$(6.3)
Management Excluded Items
Restructuring and severance	.6	(.1)	.5	4.9	5.4
Acquisition and integration related expense	—	—	—	.5	.5
Environmental costs	—	.3	.3	—	.3
Debt issuance costs write-off and additional interest	—	—	—	3.2	3.2
Asset impairment, facility closure costs and other	.8	5.4	6.2	(.2)	6.0
Vacation policy change	(.2)	(.2)	(.4)	(.1)	(.5)
Subtotal for Management Excluded Items	1.2	5.4	6.6	8.3	14.9
Adjusted Segment Operating Profit / Corporate Expense from Continuing Operations before Income Taxes	$14.7	$4.0	$18.7	$(10.1)	$8.6
Tax Expense (30% rate)*					(2.6)
Adjusted Income From Continuing Operations					$6.0
Adjusted Diluted Earnings Per Share from Adjusted Income from Continuing Operations					$.14

*Tax rate is based on the Company's estimated normalized annual effective tax rate.

Adjusted segment operating profit from continuing operations as a % of sales	11.0%	7.4%	10.0%
Segment / Corporate Capital Expenditures	$5.9	$3.1	$9.0	$.1	$9.1

Adjusted segment operating profit / corporate expense from continuing operations before income taxes	$14.7	$4.0	$18.7	$(10.1)	$8.6
Unallocated Corporate Interest Expense excluding debt premium	—	—	—	5.3	5.3
Segment / Consolidated Adjusted EBIT	14.7	4.0	18.7	(4.8)	13.9
Depreciation and Amortization excluding accelerated depreciation	5.2	1.6	6.8	.3	7.1
Segment / Consolidated Adjusted EBITDA	$19.9	$5.6	$25.5	$(4.5)	$21.0

Adjusted EBITDA as a % of sales	14.9%	10.4%	13.6%		11.2%

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Three Months Ended November 30, 2015

Table A - Reconciliation of Segment Sales and Operating Profit to Adjusted Segment Operating Profit and Adjusted Income from Continuing Operations

(Dollars in millions except per share data)	Performance Chemicals	Engineered Surfaces	Combined	Corporate	Consolidated
Sales	$141.1	$58.9	$200.0	$—	$200.0

Segment Operating Profit / Corporate Expense	$(11.5)	$4.7	$(6.8)	$(5.6)	$(12.4)
Interest Expense	—	—	—	(7.8)	(7.8)
(Loss) Income From Continuing Operations Before Income Taxes	$(11.5)	$4.7	$(6.8)	$(13.4)	$(20.2)
Management Excluded Items
Restructuring and severance	.7	1.0	1.7	—	1.7
Accelerated depreciation on production transfer	2.9	—	2.9	—	2.9
Operational improvements costs	.9	—	.9	—	.9
Environmental costs	2.8	—	2.8	—	2.8
Debt issuance costs write-off	—	—	—	.6	.6
Other financing costs	—	—	—	1.0	1.0
Asset impairment, facility closure costs and other	18.4	.3	18.7	—	18.7
Subtotal for Management Excluded Items	25.7	1.3	27.0	1.6	28.6
Adjusted Segment Operating Profit / Corporate Expense from Continuing Operations before Income Taxes	$14.2	$6.0	$20.2	$(11.8)	$8.4
Tax Expense (30% rate)*					(2.5)
Adjusted Income From Continuing Operations					$5.9
Adjusted Diluted Earnings Per Share from Adjusted Income from Continuing Operations					$.13

*Tax rate is based on the Company's estimated normalized annual effective tax rate.

Adjusted segment operating profit from continuing operations as a % of sales	10.1%	10.2%	10.1%
Segment / Corporate Capital Expenditures	$4.9	$2.8	$7.7	$1.0	$8.7

Adjusted segment operating profit / corporate expense from continuing operations before income taxes	$14.2	$6.0	$20.2	$(11.8)	$8.4
Unallocated Corporate Interest Expense excluding debt premium	—	—	—	6.8	6.8
Segment / Consolidated Adjusted EBIT	14.2	6.0	20.2	(5.0)	15.2
Depreciation and Amortization excluding accelerated depreciation	5.4	1.6	7.0	.2	7.2
Segment / Consolidated Adjusted EBITDA	$19.6	$7.6	$27.2	$(4.8)	$22.4

Adjusted EBITDA as a % of sales	13.9%	12.9%	0.1		11.2%

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Twelve Months Ended November 30, 2016

Table C - Reconciliation of Segment Sales and Operating Profit to Adjusted Segment Operating Profit and Adjusted Income from Continuing Operations

(Dollars in millions except per share data)	Performance Chemicals	Engineered Surfaces	Combined	Corporate	Consolidated
Sales	$548.8	$211.1	$759.9	$—	$759.9

Segment Operating Profit / Corporate Expense	$55.9	$12.4	$68.3	$(33.7)	$34.6
Interest Expense	—	—	—	(24.7)	(24.7)
Income (Loss) From Continuing Operations Before Income Taxes	55.9	12.4	68.3	(58.4)	9.9
Management Excluded Items
Restructuring and severance	2.9	.6	3.5	4.9	8.4
Accelerated depreciation on production transfer	3.0	—	3.0	—	3.0
Operational improvements costs	(.4)	—	(.4)	—	(.4)
Acquisition and integration related expense	—	—	—	.9	.9
Environmental costs	—	.3	.3	—	.3
Debt issuance costs write-off and additional interest	—	—	—	4.9	4.9
Corporate Headquarters relocation costs	—	—	—	(.2)	(.2)
Asset impairment, facility closure costs and other	2.5	5.8	8.3	—	8.3
Vacation policy change	(1.5)	(1.2)	(2.7)	(.7)	(3.4)
Subtotal for Management Excluded Items	6.5	5.5	12.0	9.8	21.8
Adjusted Segment Operating Profit / Corporate Expense from Continuing Operations before Income Taxes	$62.4	$17.9	$80.3	$(48.6)	$31.7
Tax Expense (30% rate)*					$(9.5)
Adjusted Income From Continuing Operations					$22.2
Adjusted Diluted Earnings Per Share from Adjusted Income from Continuing Operations					$.50

*Tax rate is based on the Company's estimated normalized annual effective tax rate.

Adjusted segment operating profit from continuing operations as a % of sales	11.4%	8.5%	10.6%
Segment / Corporate Capital Expenditures	$15.6	$8.2	$23.8	$1.8	$25.6

Adjusted segment operating profit / corporate expense from continuing operations before income taxes	$62.4	$17.9	$80.3	$(48.6)	$31.7
Unallocated Corporate Interest Expense excluding debt premium	—	—	—	22.7	22.7
Segment / Consolidated Adjusted EBIT	62.4	17.9	80.3	(25.9)	54.4
Depreciation and Amortization excluding accelerated depreciation	20.1	6.3	26.4	1.2	27.6
Segment / Consolidated Adjusted EBITDA	$82.5	$24.2	$106.7	$(24.7)	$82.0

Adjusted EBITDA as a % of sales	15.0%	11.5%	14.0%		10.8%

Net Leverage
Total short and long-term debt (excluding original issue discount)					$366.0
Less Cash					(78.0)
Net Debt (Debt less Cash)					$288.0

Net Leverage Ratio**					3.5x
** The above calculation is not intended to be used for purposes of calculating debt covenant compliance.

OMNOVA SOLUTIONS INC.
Non-GAAP and other Financial Matters (Continued)
Twelve Months Ended November 30, 2015

Table C - Reconciliation of Segment Sales and Operating Profit to Adjusted Segment Operating Profit and Adjusted Income from Continuing Operations

(Dollars in millions except per share data)	Performance Chemicals	Engineered Surfaces	Combined	Corporate	Consolidated
Sales	$608.1	$229.9	$838.0	$—	$838.0

Segment Operating Profit / Corporate Expense	$15.9	$18.9	$34.8	$(27.6)	$7.2
Interest Expense	—	—	—	(28.3)	(28.3)
Income (Loss) From Continuing Operations Before Income Taxes	15.9	18.9	34.8	(55.9)	(21.1)
Management Excluded Items
Restructuring and severance	4.3	1.5	5.8	.1	5.9
Accelerated depreciation on production transfer	5.8	—	5.8	—	5.8
Operational improvements costs	5.0	—	5.0	.4	5.4
Acquisition and integration related expense	—	—	—	.4	.4
Environmental costs	2.8	.2	3.0	—	3.0
Debt issuance costs write-off	—	—	—	.6	.6
Other financing costs	—	—	—	1.0	1.0
Shareholder activist costs	—	—	—	1.9	1.9
Asset impairment, facility closure costs and other	18.4	1.6	20.0	.6	20.6
Subtotal for Management Excluded Items	36.3	3.3	39.6	5.0	44.6
Adjusted Segment Operating Profit / Corporate Expense from Continuing Operations before Income Taxes	$52.2	$22.2	$74.4	$(50.9)	$23.5
Tax Expense (30% rate)*					$(7.0)
Adjusted Income From Continuing Operations					$16.5
Adjusted Diluted Earnings Per Share from Adjusted Income from Continuing Operations					$.36

*Tax rate is based on the Company's estimated normalized annual effective tax rate.

Adjusted segment operating profit from continuing operations as a % of sales	8.6%	9.7%	8.9%
Segment / Corporate Capital Expenditures	$12.6	$8.5	$21.1	$2.9	$24.0

Adjusted segment operating profit / corporate expense from continuing operations before income taxes	$52.2	$22.2	$74.4	$(50.9)	$23.5
Unallocated Corporate Interest Expense excluding debt premium	—	—	—	27.3	27.3
Segment / Consolidated Adjusted EBIT	52.2	22.2	74.4	(23.6)	50.8
Depreciation and Amortization excluding accelerated depreciation	21.1	6.0	27.1	1.1	28.2
Segment / Consolidated Adjusted EBITDA	$73.3	$28.2	$101.5	$(22.5)	$79.0

Adjusted EBITDA as a % of sales	12.1%	12.3%	12.1%		9.4%

Net Leverage
Total short and long-term debt (excluding original issue discount)					$356.7
Less Cash					(44.9)
Net Debt (Debt less Cash)					$311.8

Net Leverage Ratio**					3.9x
** The above calculation is not intended to be used for purposes of calculating debt covenant compliance.

OMNOVA Solutions Inc.
Non-GAAP and other Financial Matters (Continued)
Twelve Months Ended November 30, 2016 and 2015

Table E - Adjusted Return on Invested Capital

Adjusted Net Operating Profit after Tax	2016	2015
Adjusted Income from Continuing Operations	$22.2	$16.5
Interest add back excluding debt premium	22.7	27.3
Tax Effect of Interest add back*	(6.8)	(8.2)
Total Adjusted Net Operating Profit after Tax	$38.1	$35.6

	As of	As of
Debt and Equity	November 30, 2016	November 30, 2015
Short-term Debt	$4.2	$2.5
Senior Notes	—	150.0
Long-term Debt	358.4	204.2
Total Shareholders' Equity	109.8	109.1
Total Debt and Equity	$472.4	$465.8

Adjusted Return on Invested Capital	8.1%	7.6%

*Tax rate is based on the Company's estimated normalized annual effective tax rate.

Notice on Forward-Looking Statements
This press release includes descriptions of OMNOVA’s current business, operations, assets and other matters affecting the Company as well as “forward-looking statements” as defined by federal securities laws. All forward-looking statements by the Company, including verbal statements, are intended to qualify for the protections afforded forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectation, judgment, belief, assumption, estimate or forecast about future events, circumstances or results and may address business conditions and prospects, strategy, capital structure, debt and cash levels, sales, profits, earnings, markets, products, technology, operations, customers, raw materials, claims and litigation, financial condition, and accounting policies among other matters. Words such as, but not limited to, “will,” “may,” “should,” “projects,” “forecasts,” “seeks,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “optimistic,” “likely,” “would,” “could,” “committed,” and similar expressions or phrases identify forward-looking statements.

OMNOVA Page 15

All descriptions of OMNOVA’s current business, operations and assets, as well as all forward-looking statements, involve risks and uncertainties. Many risks and uncertainties are inherent in business generally. Other risks and uncertainties are more specific to the Company’s businesses and strategy, or to any new businesses the Company may enter into or acquire. There also may be risks and uncertainties not currently known to the Company. The occurrence of any such risks and uncertainties and the impact of such occurrences is often not predictable or within the Company’s control. Such impacts could adversely affect the Company’s business, operations or assets as well as the Company's results. In some cases, such impact could be material. Certain risks and uncertainties facing the Company are described below or in the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K.
All written and verbal descriptions of OMNOVA’s business, operations and assets and all forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the risks, uncertainties, and cautionary statements contained and referenced herein. All such descriptions and any forward-looking statement speak only as of the date on which such description or statement is made, and the Company undertakes no obligation, and specifically declines any obligation, other than that imposed by law, to publicly update or revise any such description or forward-looking statements whether as a result of new information, future events or otherwise.
The Company's actual results and the value of your investment in OMNOVA may differ, perhaps materially, from expectations due to a number of risks and uncertainties including, but not limited to: (1) the Company's exposure to general economic, business, and industry conditions; (2) the risk of doing business in foreign countries and markets; (3) changes in raw material prices and availability; (4) the highly competitive markets the Company serves and continued consolidations among its customer base; (5) extraordinary events such as natural disasters, political disruptions, terrorist attacks and acts of war; (6) extensive and increasing governmental regulation, including environmental, health and safety regulations; (7) the Company's failure to protect its intellectual property or defend itself from intellectual property claims; (8) claims and litigation; (9) changes in accounting policies, standards, and interpretations; (10) the actions of activist shareholders; (11) the Company's inability to achieve or achieve in a timely manner the objectives and benefits of cost reduction initiatives; (12) the Company's ability to develop and commercialize new products at competitive prices; (13) the concentration of OMNOVA's Performance Chemicals business among several large customers; (14) the creditworthiness of the Company's customers; (15) the failure of a joint venture partner to meet its commitments; (16) the Company's ability to identify and complete strategic

- more -

OMNOVA Page 16

transactions; (17) the Company’s ability to successfully integrate acquired companies; (18) unanticipated capital expenditures; (19) risks associated with the use, production, storage, and transportation of chemicals; (20) information system failures and breaches in security; (21) continued increases in healthcare costs; (22) the Company's ability retain or attract key employees; (23) the Company's ability to renew collective bargaining agreements with employees on acceptable terms and the risk of work stoppages; (24) the Company's contribution obligations under its U.S. pension plan; (25) the Company's reliance on foreign financial institutions to hold some of its funds; (26) the effect of goodwill impairment charges; (27) the volatility in the market price of the Company’s common shares; (28) the Company's substantial debt position; (29) the decision to incur additional debt; (30) the operational and financial restrictions contained in the Company's indenture; (31) a default under the Company's term loan or revolving credit facility; and (32) the Company's ability to generate sufficient cash to service its outstanding debt.
OMNOVA Solutions provides greater detail regarding these risks and uncertainties in its 2015 Form 10-K and subsequent filings with the Securities and Exchange Commission, which are available online at www.omnova.com and www.sec.gov.

OMNOVA Solutions Inc. is a global innovator of performance-enhancing chemistries and surfaces used in products for a variety of commercial, industrial and residential applications. As a strategic business-to-business supplier, OMNOVA provides The Science in Better Brands, with emulsion polymers, specialty chemicals, and functional and decorative surfaces that deliver critical performance attributes to top brand-name, end-use products sold around the world. OMNOVA’s sales for the fiscal year ended November 30, 2016, were $760 million. The Company has a global workforce of approximately 2,100. Visit OMNOVA Solutions on the internet at www.omnova.com.

- more -

OMNOVA SOLUTIONS INC.
Consolidated Statements of Operations
(Dollars in Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended		Year Ended
	November 30,		November 30,
	2016	2015	2016	2015
Net Sales	$187.0	$200.0	$759.9	$838.0
Cost of goods sold (exclusive of depreciation)	137.9	152.2	556.0	644.1
Gross Profit	49.1	47.8	203.9	193.9

Selling, general and administrative	27.5	27.6	118.5	119.3
Depreciation and amortization	7.1	10.1	30.6	34.0
Asset impairment	5.4	18.3	5.7	19.4
Loss on sale of assets	.2	.2	.3	.2
Restructuring and severance	6.2	1.4	11.1	5.9
Interest expense	7.3	7.8	24.7	28.3
Debt issuance costs write-off	1.2	.6	2.9	.6
Acquisition and integration related expense	.5	—	.9	.4
Other (income) expense, net	.1	2.0	(.7)	6.9
	55.5	68.0	194.0	215.0
(Loss) Income From Continuing Operations Before Income Taxes	(6.4)	(20.2)	9.9	(21.1)
Income tax (expense) benefit	(4.9)	1.3	(10.3)	2.4
(Loss) From Continuing Operations	(11.3)	(18.9)	(.4)	(18.7)
Discontinued Operations
Gain (loss) from discontinued operations, net of tax	—	—	—	.9
Net (Loss)	$(11.3)	$(18.9)	$(.4)	$(17.8)
(Loss) Per Share - Basic and Diluted
(Loss) per share - continuing operations	$(.25)	$(.43)	$(.01)	$(.41)
Income per share - discontinued operations	—	—	—	.02
Basic and Diluted (Loss) Per Share	$(.25)	$(.43)	$(.01)	$(.39)

OMNOVA SOLUTIONS INC.
Consolidated Balance Sheets
(Dollars in Millions, Except Per Share Data)

	November 30, 2016	November 30, 2015
	(Unaudited)	(Audited)
ASSETS:
Current Assets
Cash and cash equivalents	$78.0	$44.9
Accounts receivable, net	99.5	105.3
Inventories	77.0	81.9
Prepaid expenses and other	19.4	18.8
Total Current Assets	273.9	250.9
Property, plant and equipment, net	205.8	214.9
Trademarks and other intangible assets, net	56.7	60.9
Goodwill	80.2	80.8
Deferred income taxes - non-current	66.7	67.8
Debt issuance costs	5.9	4.7
Other assets	4.0	7.2
Total Assets	$693.2	$687.2
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Amounts due banks	$4.2	$2.5
Senior Notes	—	—
Accounts payable	73.3	72.0
Accrued payroll and personal property taxes	24.1	25.0
Employee benefit obligations	4.5	3.2
Accrued interest	0.1	1.1
Other current liabilities	7.1	8.7
Total Current Liabilities	113.3	112.5
Senior notes	—	150.0
Long-term debt - other	358.4	204.2
Postretirement benefits other than pensions	6.3	6.9
Pension liabilities	82.3	84.9
Deferred income taxes - non-current	11.4	9.5
Other liabilities	11.7	10.1
Total Liabilities	583.4	578.1
Shareholders’ Equity
Common stock - $0.10 par value; 135 million shares authorized, 48.3 million shares issued as of November 30, 2016 and 2015	4.8	4.8
Additional contributed capital	341.0	339.7
Retained deficit	(74.3)	(73.9)
Treasury stock at cost- 3.2 million and 3.5 million shares at November 30, 2016 and 2015, respectively	(23.2)	(25.6)
Accumulated other comprehensive loss	(138.5)	(135.9)
Total Shareholders’ Equity	109.8	109.1
Total Liabilities and Shareholders’ Equity	$693.2	$687.2

OMNOVA SOLUTIONS INC.
Consolidated Statements of Cash Flows
(Dollars in Millions)

	Three Months Ended		Year Ended
	November 30,		November 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)	(Audited)
Operating Activities
Net (loss) income	$(11.2)	$(18.9)	$(.4)	$(17.8)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Loss on disposal of fixed assets	.3	.2	.3	.2
Depreciation and amortization	7.1	10.1	30.6	34.0
Amortization and write-off of deferred financing fees	1.6	1.1	4.7	2.8
Impairment of long-lived assets	5.3	18.3	5.7	19.4
Non-cash stock compensation expense	1.7	.7	3.5	2.4
Provision for uncollectible accounts	.3	—	.3	.2
Provision for obsolete inventories	—	(.3)	—	—
Deferred income taxes	5.2	(5.9)	5.2	(5.9)
Other	(.1)	—	(.8)	—
Changes in operating assets and liabilities:
Accounts receivable	3.5	(2.3)	4.1	11.6
Inventories	2.0	6.7	4.4	2.5
Other current assets	(8.5)	.2	(10.3)	9.4
Current liabilities	.4	(7.6)	11.4	(3.6)
Other non-current assets	(5.8)	14.8	(12.9)	11.6
Other non-current liabilities	7.9	(11.0)	11.1	(18.4)
Contributions to defined benefit plan	—	(.2)	(6.2)	(4.7)
Net Cash Provided By Operating Activities	9.7	5.9	50.7	43.7
Investing Activities
Capital expenditures	(9.1)	(8.7)	(25.6)	(24.0)
Proceeds from sale of businesses	(.1)	—	5.2	—
Acquisitions of business, less cash acquired	—	—	—	(5.0)
Proceeds from insurance settlements	.1	—	.1	—
Net Cash (Used In) Investing Activities	(9.2)	(8.7)	(20.3)	(29.0)
Financing Activities
Proceeds from borrowings	—	—	346.5	—
Repayment of debt obligations	(150.9)	(50.6)	(340.9)	(52.5)
Short-term debt borrowings	—	12.9	—	25.2
Short-term debt payments	—	(12.4)	—	(26.8)
Payments for debt refinancing	(.1)	—	(4.3)	—
Restricted cash	155.9	—	—	—
Purchase of treasury shares	—	(6.4)	(0.5)	(18.6)
Cash received from exercise of stock options	—	—	—	—
Net Cash Provided by (Used In) Financing Activities	4.9	(56.5)	0.8	(72.7)
Effect of exchange rate changes on cash	2.3	2.6	1.9	3.4
Net Increase (Decrease) In Cash And Cash Equivalents	7.7	(56.7)	33.1	(54.6)
Cash and cash equivalents at beginning of period	70.3	101.6	44.9	99.5
Cash And Cash Equivalents At End Of Period	$78.0	$44.9	$78.0	$44.9